EXHIBIT 3.2


                                     BY-LAWS
                                       OF
                              HIBERNIA CORPORATION
                     (hereinafter called the "Corporation")


                                    ARTICLE I

                            Meetings of Shareholders

     Section 1.1. Annual Meeting. An annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before such meeting shall be held at such time, on such date and in such place as may be specified by the Board of Directors in a notice of such meeting given as hereinafter provided.

     Section 1.2. Special Meetings.

     (a) Special meetings of shareholders may be called at any time and place for any purpose or purposes by the Chairman of the Board or the President or the Chief Executive Officer or the Treasurer or the Board of Directors. At any time, upon the written request of any shareholder(s) holding in the aggregate one-fifth or more of the total voting power, such written request to state the purpose(s) of the meeting and to be delivered to the Secretary, the Secretary shall call a special meeting of shareholders to be held at such time, on such date and in such place as the Secretary may fix.

     (b) No business shall be considered and voted upon at a special meeting of shareholders unless such business was included in the purpose(s) set forth in the notice of the meeting.

     Section 1.3. Shareholder Proposals.

     (a) If any shareholder desires to submit a proposal for action at any meeting of shareholders, including the nomination of one or more individuals for election as a director, such shareholder (hereinafter the "proponent") and proposal must satisfy and comply with all of the following conditions and requirements:

       (1) At the time of submitting the proposal, the proponent must be the record or beneficial owner of at least 1% or $1,000 in market value of shares having voting power on the proposal at the meeting and have held such shares for at least one year, and the proponent shall continue to own such shares through the date on which the meeting is held.

       (2) The proposal must be submitted in writing and be accompanied by written disclosure of the proponent's name, address, number of shares owned, the dates upon which such shares were acquired and documentary support of the proponent's ownership of such shares.

       (3) The proposal and other required material must be received by the Corporation not less than 120 days in advance of the date that corresponds with the date of the Corporation's proxy statement sent to shareholders in connection with the previous year's annual meeting of shareholders (in the case of a proposal submitted in connection with an annual meeting) or not less than 45 days in advance of the date on which the meeting is scheduled to be held or within 10 days after notice of the meeting is first given to shareholders, whichever is later (in the case of a proposal submitted in connection with a special meeting of shareholders).

       (4) If the proposal nominates one or more individuals for election as a director, the proposal must include or be accompanied by a written statement of each nominee's qualifications for election as a director and the nominee's signed consent to being named as such a nominee and to serve if elected.

       (5) The proposal must be presented at the meeting for which it is submitted by the proponent or a duly authorized and qualified representative.

     (b) If the proponent or proposal fails, in any respect, to satisfy and comply with all of the foregoing conditions and requirements, the proposal shall be deemed as not properly coming before the meeting, and no votes cast in support of the proposal shall be given effect, except for the purpose of determining the presence of a quorum in accordance with Section 1.4.

     (c) Notwithstanding any provision of these By-Laws to the contrary, the Corporation may exclude from consideration by shareholders at any meeting of shareholders any proposal permitted or required to be excluded from consideration by applicable law, rule or regulation.

     (d) This Section 1.3 shall not be applicable to proposals placed before any meeting of shareholders by action of the Board of Directors.

     Section 1.4. Quorum.

     (a) Except as otherwise required by law, the presence at any meeting of shareholders, in person or by proxy, of the holders of record of a majority of the total voting power shall constitute a quorum for the transaction of business. If a quorum is initially present at any meeting of shareholders, the subsequent withdrawal of enough shareholders to leave less than a quorum or the refusal of any shareholders present to vote shall not defeat the quorum.

     (b) In the absence of a quorum, the persons holding a majority of the voting power present may adjourn the meeting from time to time as they may determine, without new notice being given other than announcement at the meeting, until a quorum is present, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors are elected. In the case of any meeting called for the election of directors that is so adjourned, the voting power present at the second of such adjourned meetings, although less than a quorum as fixed in paragraph (a) of this Section, shall nevertheless constitute a quorum for the purpose of electing directors. Except as otherwise provided in the preceding sentence, at any adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

     Section 1.5. Organization of Meetings. At all meetings of shareholders, the Chairman of the Board or, in the absence of such officer, the Vice Chairman or, in the absence of both such officers, any other officer present shall act as chairman of the meeting; and the Secretary or, if the Secretary is unavailable, any person appointed by the chairman of the meeting shall act as secretary of the meeting.

     Section 1.6. Voting.

     (a) Shares of the Corporation held in a fiduciary capacity by another corporation or other entity or organization entitled to vote for the election of directors may be voted at any meeting of shareholders and counted in calculating the voting power of the shareholders of the Corporation.

     (b) Except as otherwise required by law, the Articles of Incorporation or these By-Laws, a majority of votes actually cast shall decide any matter properly brought before a shareholders' meeting, other than the election of directors, which shall be by plurality.

     Section 1.7. Proxies. Every proxy shall be duly authorized in writing, signed by the shareholder or a duly authorized agent or attorney and filed with the Secretary at or before the meeting of shareholders at which it is to be exercised. Proxies so filed by means of telegram, facsimile transmission, or similar means may be accepted as meeting the requirements of this Section.


                                   ARTICLE II

                               Board of Directors

     Section 2.1. General Powers. Subject to the provisions of law and the Articles of Incorporation, all the corporate powers shall be vested in, and the business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     Section 2.2. Number. The number of directors shall be as determined, from time to time, by resolution of the Board of Directors.

     Section 2.3. Qualifications.

     (a) Directors need not be residents of the State of Louisiana. No individual shall be elected a director unless such individual owns, in his or her own right, at the time of such election, not less than 100 shares of the Corporation having voting power.

     (b) No individual shall be eligible for election as a director who has attained the age of 72 prior to the date of such election. Any director who attains the age of 72 may remain in office until the next succeeding annual meeting of shareholders, at which time such director shall retire from the Board of Directors. Notwithstanding the provisions of this paragraph (b), the Board of Directors may, upon a finding that circumstances exist that make it likely that the retirement of a particular director could result in harm to the business or prospects of the Corporation and upon a vote of not less than 2/3 of the entire Board of Directors, permit a director who will have attained the age of 72 prior to the next succeeding annual meeting of shareholders but whose term as a director would otherwise continue until a subsequent annual meeting to continue to serve as a director until the expiration of such term.

     (c) No individual who is or becomes a Business Competitor (as defined below) or who is or becomes affiliated with, employed by or a representative of any individual, corporation, association, partnership, firm, business enterprise or other entity or organization which the Board of Directors, after having such matter formally brought to its attention, determines to be in competition with the Corporation or any of its subsidiaries (any such individual, corporation, association, partnership, firm, business enterprise or other entity or organization being hereinafter referred to as a "Business Competitor") shall be eligible for election as a director. Such affiliation, employment or representation may include, without limitation, service or status as an owner, partner, shareholder, trustee, director, officer, consultant, employee, agent or counsel or the existence of any relationship which results in the affected person having an express or implied obligation to act on behalf of a Business Competitor; provided, however, that passive ownership of a debt or equity interest not exceeding l% of the outstanding debt or equity, as the case may be, in any Business Competitor shall not constitute such affiliation, employment or representation. Any financial institution having branches or affiliates within any state in which the Corporation or any of its subsidiaries operates or having (together with its affiliates) total assets or total deposits exceeding $500 million shall be presumed to be a Business Competitor unless the Board of Directors determines otherwise.

     Section 2.4. Nomination, Election, and Term of Office.

     (a) Nominations of individuals for election as directors shall be made by the Board of Directors. Other than the selection of nominees for election as directors effected pursuant to the preceding sentence, all nominations of individuals for election as directors must be made in accordance with the provisions of Section 1.3.

     (b) The Board of Directors shall consist of three classes, as nearly equal in number as practicable, with the term of office of one class expiring each year. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term lasting until the third succeeding annual meeting of shareholders and until their successors are chosen and have qualified.

     Section 2.5. Resignation. Any director may resign at any time by delivering a written resignation to the Chairman of the Board, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

     Section 2.6. Removal.

     (a) A director may be removed from office by the Board of Directors for cause or if he or she is interdicted or adjudicated an incompetent, adjudicated a bankrupt, becomes incapacitated by illness or other infirmity to perform his or her duties for a period of six months or longer or becomes affiliated with, employed by or a representative of a Business Competitor as described in paragraph (c) of Section 2.3.

     (b) Notwithstanding any provision of law to the contrary, the shareholders may remove from office any one or more of the directors without cause only by vote of two-thirds of the total voting power at any special meeting of shareholders called for such purpose; provided, however, that the shareholders may remove from office any one or more of the directors for cause by vote of a majority of the total voting power at such a special meeting of shareholders.

     (c) For purposes of this Section 2.6, "cause" means gross negligence or willful misconduct.


                                   ARTICLE III

                      Committees of the Board of Directors

     Section 3.1. Audit Committee.

     (a) At any time and from time to time, the Board of Directors shall designate an Audit Committee of the Board of Directors to consist of two or more directors of the Corporation who are independent of the management of the Corporation or any subsidiary of the Corporation and who are not officers, employees, large customers or corporate affiliates of the Corporation or any subsidiary of the Corporation. At least two members of the Audit Committee shall have banking or related financial management expertise.

     (b) The Audit Committee shall supervise the Corporation's and its subsidiaries' internal audit function and General Auditor; direct or review an examination or audit of the books, records, and operations of the Corporation and its subsidiaries at least annually; and review regulatory examination reports, internal audit reports, management reports relating to internal control structure and procedures for financial reporting and complying with certain laws and regulations and audit, internal control and management reports relating to the Corporation and its subsidiaries submitted by the outside auditors of the Corporation and its subsidiaries. It shall supervise the loan review function of any subsidiary and the Executive Vice President/Credit Risk Management or other officer(s) primarily responsible for that function at any banking subsidiary of the Corporation. It shall review and approve all actions required to be performed on behalf of the Corporation and its subsidiaries and their directors and officers pursuant to, and monitor compliance with, any agreement, memorandum, order or other arrangement with bank regulatory authorities having jurisdiction over the Corporation and its subsidiaries and review overall compliance with laws and regulations pertaining to banks and bank holding companies and shall have such further powers as may be delegated to it from time to time by the Board of Directors.

     (c) The Audit Committee shall have the authority to select and retain outside counsel to assist in the performance of its duties.

     Section 3.2. Executive Compensation Committee.

     (a) At any time and from time to time, the Board of Directors shall designate an Executive Compensation Committee of the Board of Directors to consist of two or more directors of the Corporation.

     (b) The Executive Compensation Committee shall have and may exercise the following powers: to review and approve salaries, bonuses and other compensation of officers of the Corporation and its subsidiaries having the rank of Executive Vice President or higher or who report directly to the Chief Executive Officer of the Corporation; to review and approve compensation plans and policies for employees of the Corporation and its subsidiaries; to administer all employee stock option and other stock based compensation and benefit plans and to oversee the administration of all bonus and other nonstock-based compensation and benefit plans of the Corporation; to supervise compliance by the Corporation and its subsidiaries with laws and regulations relating to the hiring, promotion and welfare and benefits of employees of the Corporation and its subsidiaries; to recommend management development and succession plans for the Corporation and its subsidiaries; and such further powers as may be delegated to it from time to time by the Board of Directors.

     (c) Salaries, bonuses and other compensation of officers of the Corporation and its subsidiaries below the rank of Executive Vice President or who do not report directly to the Chief Executive Officer of the Corporation shall be determined from time to time by, or under the direction of, the Chief Executive Officer of the Corporation.

     Section 3.3. Executive Committee.

     (a) At any time and from time to time, the Board of Directors may designate an Executive Committee of the Board of Directors to consist of two or more directors of the Corporation. Not less than a majority of the members of the Executive Committee shall be independent directors of the Corporation. For this purpose, any director other than a director whose principal employment is by the Corporation or a subsidiary of the Corporation shall be deemed to be an independent director of the Corporation. Any director who is not an independent director of the Corporation and who is designated a member of the Executive Committee shall be a nonvoting member of the Executive Committee. The Board of Directors shall designate one of the members of the Executive Committee as Chairman, who need not be the Chairman of the Board of Directors or an officer of the Corporation.

     (b) The Executive Committee shall have all the power and authority of the Board of Directors except such power or authority (i) as may have been delegated to another committee of the Board of Directors or (ii) as may not by law be delegated to a committee of the Board of Directors.

     (c) The Executive Committee may establish such rules for its operation as it deems appropriate. Meetings of the Executive Committee may be called by the Chairman of the Executive Committee or any two members thereof upon not less than one day's prior notice by oral, written or electronic communication. For purposes of quorum and voting by the Executive Committee, only the presence and vote of the voting members of the Executive Committee shall be considered. At the discretion of the Chairman of the Executive Committee, the Executive Committee may meet in executive session without the presence of or notice to the nonvoting members of the Executive Committee, and all action taken by the Executive Committee in executive session shall be valid and binding action of the Executive Committee.

     Section 3.4. Board Governance Committee.

     (a) At any time and from time to time, the Board of Directors may designate a Board Governance Committee of the Board of Directors to consist of three or more nonemployee directors of the Corporation.

     (b) The Board of Governance Committee shall (i) screen and recommend, as it deems appropriate, potential candidates for membership on the Boards of Directors of the Corporation and its subsidiaries, (ii) recommend terms of office for directors and the number of directors to comprise the full Boards of Directors, (iii) recommend retirement policies (including any remuneration associated with retirement) for nonemployee directors, (iv) review annually performance of the directors, (v) monitor the orientation process for new directors, (vi) review and recommend modifications, as it deems appropriate, to the Corporation's system of compensation for directors, and (vii) such other related responsibilities and duties as may be assigned to it by the Board of Directors.

     Section 3.5. Credit Committee.

     (a) At any time and from time to time, the Board of Directors shall designate a Credit Committee of the Board of Directors to consist of two or more directors of the Corporation.

     (b) The Credit Committee shall oversee the lending and credit functions of its subsidiary banks; review and approve the overall credit policies and procedures of its subsidiary banks, including concentrations, credit quality measures and underwriting guidelines; review and approve lending authorities and exceptions thereto; and monitor the credit training and approval functions. Subject to approval by the Board of Directors, the Credit Committee shall also review and approve policy and methodology for the Allowance for Loan and Lease Losses (the "Allowance") and review and approve strategic plans, such as planned loan growth, change in portfolio composition and new lending related products. It shall have such further powers as may be delegated to it from time to time by the Board of Directors.

     Section 3.6. Trust Committee.

     (a) At any time and from time to time, so long as the subsidiary banks of the Corporation are exercising fiduciary powers, the Board of Directors shall designate a Trust Committee of the Board of Directors to consist of two or more directors of the Corporation.

     (b) The Trust Committee shall exercise general oversight of the Trust activities of the subsidiary banks of the Corporation, including without limitation all committees, officers, and employees therein; shall have the power to pass upon all questions of policy and administration bearing upon the investment of trust funds and the general conduct of the Trust activities of the subsidiary banks of the Corporation; and shall review regulatory examination and audit reports relating to the Trust activities of the subsidiary banks of the Corporation. Audits of Trust activities may be conducted by the internal or external auditors of the Corporation and its subsidiaries.

     Section 3.7. Other Committees. At any time and from time to time the Board of Directors may designate one or more additional committees of the Board of Directors, each such committee to have such name, to consist of such persons and to exercise such powers as may be determined from time to time by the Board of Directors.

     Section 3.8. General Provisions.

     (a) Each member of any committee of the Board of Directors shall hold office until the next succeeding designation of such committee and until such member's successor shall have been designated and qualified, or until his or her earlier death, resignation or removal. If any director who is a member of any committee of the Board of Directors shall die, resign or otherwise leave or be removed from the Board of Directors, the director's term of office as a member of such committee shall automatically expire at the same time as such death, resignation, leaving or removal.

     (b) Any member of any committee of the Board of Directors may resign at any time by delivering a written resignation to the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairman of the Board, the President or the Secretary of the Corporation.

     (c) The Board of Directors may remove from office any member of any committee of the Board of Directors at any time, with or without cause, and may proceed to designate a successor for the unexpired term of office.

     (d) The Board of Directors may fill any vacancy (howsoever resulting) on any committee of the Board of Directors.

                                   ARTICLE IV

                          Board and Committee Meetings

     Section 4.1. Annual Meeting of the Board. On the same day as the annual meeting of shareholders, the Board of Directors shall meet for the purposes of organization, the election of officers, and the transaction of other business. Such meeting may be held on such other date, and at such time and in such place, as shall be specified by the Chairman of the Board, the President, the Chief Executive Officer or the Secretary (each of whom is sometimes herein referred to as a "Designated Officer") in a notice thereof given as hereinafter provided or in a waiver or waivers of notice thereof signed by all the directors not present at such meeting.

     Section 4.2. Regular Meetings of the Board. Regular meetings of the Board of Directors shall be held on such dates, at such times and in such places as shall be specified in notices thereof given as hereinafter provided or in a waiver or waivers of notice thereof signed by all the directors not present at any such meeting to which such waiver or waivers apply.

     Section 4.3. Special Meetings of the Board. Special meetings of the Board of Directors may be called at any time by a Designated Officer.

     Section 4.4. Meetings of Committees. Meetings of any committee of the Board of Directors may be called at any time by the Chairman of the Board or the Chief Executive Officer. In addition, meetings of any committee of the Board of Directors may be called at any time by the Chairman of such committee after consultation with the Chairman of the Board or the Chief Executive Officer. Minutes of each committee of the Board of Directors shall be kept by the Secretary or such other person as the Secretary, or the Chairman of such committee, shall designate.

     Section 4.5. Notice of Meetings. A Designated Officer (or the chairman of the particular committee, in the case of a meeting of any committee of the Board of Directors) shall cause written notice of the time and place of every meeting of the Board of Directors or of any committee thereof to be given to the Chairman of the Board, the President, the Chief Executive Officer and each director or committee member, as the case may be, in person or to his or her address as it appears on the records of the Corporation by mail, telegram or other means of written communication (excluding facsimile or other means of electronic transmission) at least three days prior to the day fixed for the meeting or by facsimile or other means of electronic transmission or any means of oral communication given not later than the date preceding the date of the meeting. If given by mail, telegram or other written communication, such notice shall be deemed to have been given when the same shall have been placed in the United States mail, postage prepaid, or when the same shall have been delivered to the telegraph or other communication company, charges prepaid, and addressed to the director or committee member, as the case may be, at the aforesaid address. If given by facsimile or other means of electronic transmission or oral communication, such notice shall be deemed to have been given when the same shall have been sent or communicated over telephone or other electronic means of communication to the director or committee member, as the case may be, or his or her apparent representative or in a manner reasonably designed to arrive at such person's office, home, or other location where the Corporation has been advised such person is located. The purpose(s) of any meeting of the Board of Directors or of any meeting of any committee of the Board of Directors need not be given in the notice thereof, and any and all business of the Board of Directors or the committee, as the case may be, may be transacted at the meeting.

     Section 4.6. Waiver of Notice. Notice of any meeting of the Board of Directors or a committee thereof need not be given to any director or committee member, as the case may be, if such notice is waived by him or her in writing, either before or after such meeting. Directors or committee members present at a meeting of the Board of Directors or committee thereof, as the case may be, shall be deemed to have received, or to have waived, due notice thereof, except where a director or committee member, as the case may be, attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any meeting of the Board of Directors or a committee thereof shall be a valid and binding meeting without any notice thereof having been given if all the directors or committee members, as the case may be, shall be present thereat.

     Section 4.7. Quorum.

     (a) The presence at any meeting of the Board of Directors or a committee thereof of a majority of the members in office at the time of the meeting of the Board of Directors or committee, as the case may be, shall constitute a quorum for the transaction of business.

     (b) In the absence of a quorum, a majority of the directors or committee members present at any meeting may adjourn such meeting without provision for any further meeting or from time to time as they may determine, without new notice being given other than announcement at the meeting, until a quorum shall be present. If a quorum is present when the meeting or adjourned meeting is convened, the directors or committee members remaining present may continue to do business, taking action by vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the subsequent withdrawal of enough directors or committee members to leave less than a quorum as fixed above or the refusal of any director or committee member present to vote.

     Section 4.8. Use of Conference Telephone. Directors or committee members may participate in and hold a meeting of the Board of Directors or a committee thereof, as the case may be, by means of conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear and communicate with each other. Such participation shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 4.9. Voting. Except as otherwise required by law, the Articles of Incorporation, or Section 4.7, the acts of a majority of the directors of committee members present at a meeting or adjourned meeting of the Board of Directors or a committee thereof, as the case may be, at which a quorum is present shall be the acts of the Board of Directors or such committee, respectively.

     Section 4.10. Director's Assent. A director who was present or represented at any meeting of the Board of Directors or a committee thereof at which any action was authorized or taken shall be presumed to have assented to such action unless such director's dissent therefrom was either noted in the minutes of the meeting or filed promptly thereafter with the Secretary. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 4.11. Action by Consent in Writing. Any action which may be taken at a meeting of the Board of Directors or any committee thereof may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be. Any such consent may be signed at any time or times and may be signed in two or more counterparts.

     Section 4.12. Emergency Provisions. During the existence or continuance of any emergency resulting from an attack on the United States or during any nuclear or atomic disaster:

     (a) A meeting of the Board of Directors may be called by any officer or, in the event no officer is available, a director.

     (b) Notice of any meeting of the Board of Directors need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including without limitation publication or radio.

     (c) Any director or directors in attendance at any meeting of the Board of Directors shall constitute a quorum for the transaction of business.

     (d) If all of the directors are absent or otherwise unavailable, any officer or officers present shall be deemed to be a director or directors for all purposes.

                                    ARTICLE V

                                    Officers

     Section 5.1. Principal Officers.

     (a) The principal officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Accounting Officer, a Treasurer, a Secretary and a Controller.

     (b) The Board of Directors may leave any of the offices enumerated in paragraph (a) of this Section vacant, except the offices of President, Treasurer, and Secretary.

     Section 5.2. Other Officers. The Board of Directors may appoint such other officers and agents at any time as may be necessary for the business of the Corporation, each of whom shall have such authority and perform such duties as may be prescribed in these By-Laws or by the Board of Directors from time to time.

     Section 5.3. Election, Term of Office and Qualifications.

     (a) Except as otherwise provided in these By-Laws, the principal officers of the Corporation shall be elected annually by the Board of Directors at its annual meeting. Each officer shall hold office until the next succeeding annual meeting of the Board of Directors and until his or her successor shall have been elected and qualified, or until death, resignation, or removal.

     (b) Officers need not be shareholders of the Corporation nor residents of the State of Louisiana. If not already holding office as directors of the Corporation at the time of their selection, the Chairman of the Board and the President shall be elected as directors simultaneously with their selection as such officers. No other officer need be a director. Except as otherwise provided by law, any two or more offices may be held by the same person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.

     Section 5.4. Resignation. Any officer may resign at any time by delivering a written resignation to the Chairman of the Board, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

     Section 5.5. Vacancies. During the existence or continuance of any emergency resulting from an attack, catastrophe or disaster, whether natural or man-made, and the absence or other unavailability of the Chief Executive Officer, such officers or other persons designated by, or in accordance with, any emergency plan adopted by the Board of Directors or any other action taken by the Board of Directors shall serve as officers of the Corporation.

     Section 5.6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders, the Board of Directors and, unless another person is designated Chairman of the Executive Committee, the Executive Committee and shall be a nonvoting, ex-officio member of all other committees of the Board of Directors. The Chairman of the Board shall guide the activities and deliberations of the Board of Directors, work with management to set the schedules for and agendas of meetings of the Board of Directors and endeavor to ensure that the Board of Directors is adequately informed and duly consulted and functions effectively in making decisions and carrying out the responsibilities of the Board of Directors to shareholders, regulators and the public. The Chairman of the Board shall endeavor to ensure that the Board of Directors receives adequate administrative support and is properly organized with respect to the structure, responsibilities, staffing and compensation of the Board of Directors and the committees thereof and has adequate liability indemnification and insurance and shall endeavor to ensure that members of the Board of Directors receive accurate and timely reports and appropriate and adequate education and training in key matters of oversight and corporate governance. The Chairman of the Board shall, working with the other members of the Board of Directors and the Chief Executive Officer, seek to ensure that long-term goals and growth of the Corporation are in line with the interests of shareholders, customers, employees, communities and governmental agencies, and to protect the rights and interests of shareholders of the Corporation through oversight and scrutiny of policies, finances, operations and controls. The Chairman of the Board shall, working with the other members of the Board of Directors and the Chief Executive Officer, seek to ensure that there is effective participation by members of the Board of Directors in responding to and taking actions as a result of audit and loan review findings and regulatory examinations and that the Corporation and its subsidiaries carry out all responsibilities required by applicable laws and regulations. The Chairman of the Board shall promote the proper relationship between the Board of Directors and management of the Corporation and the Boards of Directors and management of any subsidiaries and corporate affiliates of the Corporation. The Chairman of the Board shall work cooperatively with the Chief Executive Officer with respect to all proposed initiatives with regulatory agencies, major investors and representatives of lenders to the Corporation and its subsidiaries. The Chairman of the Board shall advise and consult with the Chief Executive Officer with respect to proposed significant engagements of consultants, advisors and legal counsel prior to seeking approval of any such engagement by the Board of Directors or the Executive Committee.

     Section 5.7. Vice Chairman of the Board. There shall be one or more Vice Chairmen of the Board of Directors. At least one such Vice Chairman shall be designated, in the absence of the Chairman of the Board, to preside at meetings of shareholders, the Board of Directors and, unless another person is designated Chairman of the Executive Committee, the Executive Committee and shall perform such other duties as may be assigned him or her by the Board of Directors. A Vice Chairman of the Board may also serve as a member of any other committee of the Board of Directors in accordance with membership requirements of such other committees.

     Section 5.8. Chief Executive Officer. The Chief Executive Officer shall have the authority and perform the duties of general supervision and management of the business, property and affairs of the Corporation, including, without limitation, the power to appoint and remove all officers, employees and agents of the Corporation, subject to applicable law and the control of the Board of Directors. Except as otherwise required by law, the Chief Executive Officer may sign any and all deeds, mortgages, contracts, bonds, certificates, reports and other documents, instruments and obligations in the name and on behalf of the Corporation. In general, the Chief Executive Officer shall have all authority and perform all other duties incident to the office of chief executive officer of a corporation and shall have and exercise all such other powers as from time to time may be assigned by the Board of Directors.

     Section 5.9. President. The President shall have such authority and perform such duties as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

     Section 5.10. Chief Financial Officer. The Chief Financial Officer shall have the overall responsibility and authority for the management of the financial affairs of the Corporation and shall have such specific duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

     Section 5.11. Chief Accounting Officer. The Chief Accounting Officer shall have the overall responsibility and authority for management and oversight of the accounting and financial control functions of the Corporation and shall have such specific duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

     Section 5.12. Controller. The Controller shall have all authority and perform all duties incident to the office of a controller of a corporation and have and exercise all such other powers as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

     Section 5.13. Treasurer. The Treasurer shall have all authority and perform all duties incident to the office of treasurer of a corporation and have and exercise all such other powers as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the President.

     Section 5.14. Secretary. The Secretary shall:

     (1) attend all meetings of shareholders and the Board of Directors and keep minutes of all such meetings in records provided for that purpose;

     (2) give and send, or cause to be given and sent, and receive all notices to or from the Corporation required or permitted by law, the Articles of Incorporation or these By-Laws;

     (3) be custodian of the corporate seal and see that it, or a facsimile thereof, is affixed to or printed on all documents, instruments and obligations as may be necessary or proper;

     (4) attest or countersign any and all deeds, mortgages, contracts, bonds, certificates, reports and other documents, instruments and obligations that are necessary or proper to be attested or countersigned in the course of the business of the Corporation, except where such attestation or countersigning would conflict or be inconsistent with the express direction of the Board of Directors;

     (5) execute and deliver all certificates that are necessary or proper to be executed and delivered in the course of the business of the Corporation;

     (6) maintain, or cause to be maintained, stock books and records, showing the names of all persons who are shareholders of the Corporation, their addresses as furnished by each such shareholder and the number of shares held by each of them; and

     (7) in general, have all authority and perform all duties incident to the office of secretary of a corporation and have and exercise all such other powers as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the President.

     Section 5.15. Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and Assistant Secretary shall have the authority and perform the duties of the Treasurer or the Secretary, as the case may be, in the absence or disability of the Treasurer or the Secretary, respectively, and shall have and exercise such powers as from time to time may be assigned by the Board of Directors, the Chief Executive Officer, the President, or by the Treasurer or the Secretary, respectively.


                                   ARTICLE VI

                              Certificates of Stock

     Section 6.1. Certificates. Every shareholder of record of the Corporation shall be entitled to a certificate or certificates of stock, to be in such form as may be required by law and as the Board of Directors may prescribe, certifying the number of shares of the Corporation owned by the shareholder.

     Section 6.2. Execution of Certificates. The certificates of stock of the Corporation shall be numbered and shall be signed by (i) the Chairman of the Board, the President or any Vice President and (ii) the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, and its seal, or a facsimile thereof, shall be affixed or printed thereon.

     Section 6.3. Transfers of Stock. The Board of Directors, the Secretary or any other officer or agent designated by the Board of Directors may make such rules and regulations, not inconsistent with law, the Articles of Incorporation, or these By-Laws, as may be deemed necessary or proper with respect to the exchange, transfer and registration of shares and certificates of stock of the Corporation and the replacement of any certificate alleged to have been lost, destroyed, mutilated or stolen.


                                   ARTICLE VII

                            Miscellaneous Provisions

     Section 7.1. Corporate Seal. The Corporation shall have a corporate seal and may use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced, but failure to affix the corporate seal shall not affect the validity of any document or instrument. The form of the corporate seal shall be established and may be altered from time to time at the pleasure of the Board of Directors.

     Section 7.2. Fiscal Year. The fiscal year of the Corporation shall end at the close of business on the 31st day of December of each year.

     Section 7.3. Depositories. All funds and securities of the Corporation shall be deposited to the credit of the Corporation in such account or accounts in such depository or depositories as shall be designated in writing from time to time by the Treasurer or any other employee of the Corporation to whom such power may from time to time be delegated by the Board of Directors or the Treasurer. Checks, drafts, notes and other orders drawn against such funds or securities may be signed in the name and on behalf of the Corporation by the Treasurer or such other employee. Any certificate, document or instrument signed by the Treasurer, the Secretary or such other employee that designates a person or persons to sign such checks, drafts, notes or other orders and which quotes this Section or which is set forth on a depository's standard form, shall constitute sufficient authorization for such depository to honor and pay any such checks, drafts, notes or other orders.


                                  ARTICLE VIII

                                   Amendments

     Subject to the power of the shareholders to change or repeal these By-Laws by vote of a majority of the total voting power, these By-Laws may be altered, amended, modified, or repealed at any time and from time to time by vote of two-thirds of the Continuing Directors at the time in office. For purposes of these By-Laws, "Continuing Directors" means the directors who (i) were serving as directors on the date this Article VIII was first adopted or (ii) were first nominated for election as directors by a majority of (A) the directors described in clause (i) and (B) the directors who were previously nominated in accordance with this clause (ii).

     As approved by the Board of Directors on September 4, 1991; amended January 26, 1993, February 17, 1993, June 22, 1993, January 25, 1994, March 14, 1995,
September 19, 1995, January 2, 1997, April 29, 1997 and October 25, 2000.